STOCK PURCHASE
                                    AGREEMENT



                                Print Works, Inc.
                                    (Company)



                 American Resources and Development Corporation
                                     (Buyer)



                                  May 30, 1998
                                      Date


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                                TABLE OF CONTENTS

1. DEFINITIONS.............................................................1

"Acquired Companies".......................................................1
"Adjustment Amount"........................................................1
"Applicable Contract"......................................................1
"Balance Sheet"............................................................1
"Best Efforts".............................................................1
"Breach"...................................................................1
"Buyer"....................................................................1
"Closing"..................................................................1
"Closing Date".............................................................2
"Company"..................................................................2
"Consent"..................................................................2
"Contemplated Transactions"................................................2
"Contract".................................................................2
"Damages"..................................................................2
"Disclosure Letter"........................................................2
"Employment Agreements"....................................................2
"Encumbrance"..............................................................2
"Environment"..............................................................2
"Environmental, Health, and
  Safety Liabilities"......................................................2
"Environmental Law"........................................................3
"ERISA"....................................................................4
"Facilities".............................................................. 4
"GAAP".....................................................................4
"Governmental Authorization"...............................................4
"Governmental Body"........................................................4
"Hazardous Activity".......................................................4
"Hazardous Materials"......................................................5
"Intellectual Property Assets".............................................5
"IRC"......................................................................5
"IRS"    ..................................................................5
"Knowledge"................................................................5
"Legal Requirement"........................................................5
"Occupational Safety and
  Health Law"..............................................................5
"Order"....................................................................6
"Ordinary Course of Business"..............................................6


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"Organizational Documents".................................................6
"Person"...................................................................6
"Proceeding"...............................................................6
"Related Person"...........................................................6
"Release"..................................................................7
"Representative"...........................................................7
"Securities Act"...........................................................7
"Sellers"..................................................................7
"Sellers' Releases"........................................................7
"Shares"...................................................................8
"Subsidiary"...............................................................8
"Tax Return"...............................................................8
"Threat of Release"........................................................8
"Threatened"...............................................................8

2. SALE AND TRANSFER OF SHARES; CLOSING....................................8

2.1    Shares..............................................................8
2.2    Purchase Price......................................................8
2.3    Closing.............................................................9
2.4    Closing Obligations.................................................9

3. REPRESENTATIONS AND WARRANTIES OF SELLERS..............................10

3.1    Organization and Good Standing.....................................10
3.2    Authority; No Conflict.............................................10
3.3    Capitalization.....................................................12
3.4    Financial Statements...............................................12
3.5    Books and Records..................................................13
3.6    Title to Properties; Encumbrances..................................13
3.7    Condition and Sufficiency of Assets................................14
3.8    Accounts Receivable................................................14
3.9    Inventory..........................................................15
3.10   No Undisclosed Liabilities.........................................15
3.11   Taxes..............................................................15
3.12   No Material Adverse Change.........................................16
3.13   Employee Benefits..................................................16
3.14   Compliance with Legal Requirements;
         Governmental Authorizations......................................17
3.15   Legal Proceedings; Orders..........................................19
3.16   Absence of Certain Changes and Events............................. 20


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3.17   Contracts; No Defaults............................................ 21
3.18   Insurance..........................................................24
3.19   Environmental Matters............................................. 25
3.20   Employees..........................................................27
3.21   Labor Relations; Compliance....................................... 28
3.22   Intellectual Property............................................. 28
3.23   Certain Payments.................................................. 32
3.24   Disclosure........................................................ 32
3.25   Relationships with Related Persons................................ 32
3.26   Brokers or Finders................................................ 33

4. REPRESENTATIONS AND WARRANTIES OF BUYER............................... 33

4.1    Organization and Good Standing.................................... 33
4.2    Authority; No Conflict............................................ 33
4.3    Investment Intent................................................. 34
4.4    Certain Proceedings............................................... 34
4.5    SEC Filings........................................................34
4.6    Brokers or Finders................................................ 34

5. COVENANTS OF SELLERS PRIOR TO CLOSING DATE............................ 34

5.1    Access and Investigation.......................................... 34
5.2    Operation of the Businesses
         of the Acquired Companies....................................... 35
5.3    Negative Covenant................................................. 35
5.4    Required Approvals................................................ 35
5.5    Notification...................................................... 36
5.6    Payment of Indebtedness by Related Persons........................ 36
5.7    No Negotiation.................................................... 36
5.8    Best Efforts...................................................... 36

6. COVENANTS OF BUYER PRIOR TO CLOSING DATE.............................. 37

6.1    Approvals of Governmental Bodies.................................. 37
6.2    Best Efforts...................................................... 37

7. CONDITIONS PRECEDENT TO BUYER'S
     OBLIGATION TO CLOSE................................................. 37

7.1    Accuracy of Representations....................................... 37


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7.2    Sellers' Performance.............................................. 37
7.3    Consents.......................................................... 38
7.4    Additional Documents.............................................. 38
7.5    No Proceedings.................................................... 38
7.6    No Claim Regarding Stock Ownership or
         Sale Proceeds................................................... 38
7.7    No Prohibition.................................................... 39

8. CONDITIONS PRECEDENT TO SELLERS'
    OBLIGATION TO CLOSE.................................................. 39

8.1    Accuracy of Representations....................................... 39
8.2    Buyer's Performance............................................... 39
8.3    Consents.......................................................... 39
8.4    Additional Documents.............................................. 39
8.5    No Injunction..................................................... 40

9. TERMINATION........................................................... 40

9.1    Termination Events................................................ 40
9.2    Effect of Termination............................................. 40

10. INDEMNIFICATION; REMEDIES............................................ 41

10.1   Survival; Right to Indemnification
          Not Affected by Knowledge...................................... 41
10.2   Indemnification and Payment of
          Damages by Sellers............................................. 41
10.3   Indemnification and Payment
          of Damages by Buyer............................................ 42
10.4   Time Limitations.................................................. 42
10.5   Limitations on Amount--Sellers.................................... 43
10.6   Limitations on Amount--Buyer...................................... 43
10.7   Procedure for Indemnification--
          Third Party Claims............................................. 43
10.8   Procedure for Indemnification--
          Other Claims................................................... 44

11. GENERAL PROVISIONS................................................... 45

11.1   Expenses.......................................................... 45


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11.2   Public Announcements.............................................. 45
11.3   Confidentiality................................................... 45
11.4   Notices........................................................... 45
11.5   Jurisdiction; Service of Process.................................. 46
11.6   Further Assurances................................................ 47
11.7   Waiver............................................................ 47
11.8   Entire Agreement and Modification................................. 47
11.9   Disclosure Letter................................................. 47
11.10  Assignments, Successors, and
          No Third-Party Rights.........................................  48
11.11  Severability...................................................... 48
11.12  Section Headings, Construction.................................... 48
11.13  Time of Essence................................................... 48
11.14  Governing Law..................................................... 48
11.15  Counterparts...................................................... 49

SCHEDULES

Schedule A Sellers Information........................................... 51

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                                   SCHEDULE A
                                    SELLERS

   Name           Address     # of Shares of    Shares of        Share Potential
                                 PPW Owned     ARDCO Stock to     in Contingent
                                               be Issued at          Stock
                                                  Closing
---------------  --------     --------------   --------------    ---------------
Jeffrey Harden                     26,922         64,953             64,953
Lynn Harden                        34,000         82,030             82,030
Brittany Harden                     1,000          2,413              2,413
Blake Harden                        1,000          2,413              2,413
Gary Lange                          7,600         18,336             18,336
Charley Soneson                     8,500         20,508             20,508
Patrick Estrada                     4,000          9,651              9,651
Thomas Lundberg                     3,500          8,444              8,444
Ronald Thornley                     3,000          7,238              7,238
Lynn Braun                            833          2,010              2,010
Cleon Braun                           500          1,206              1,206
Allan Braun                         2,166          5,226              5,226
Robert Pieters                      2,405          5,802              5,802
Scott Newrones                      1,000          2,413              2,413
Pamela Newrones                     1,628          3,928              3,928
Gary Evans                          1,000          2,413              2,413

The following EXHIBITS to the Print Works, Inc. Stock Purchase Agreement are omitted and will be provided to the Commission upon request.

Exhibit 1 Disclosure Letter
Exhibit 2 Employment Agreement
Exhibit 3 Release Agreement
Exhibit 4 Investment Letter
Exhibit 5 Loan Agreement
Exhibit 6 Security Agreement

                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is executed as of May 30, 1998, to be effective as of April 1, 1998, by and between American Resources and Development Corporation, a Utah corporation ("Buyer"), and those individuals set forth on Schedule A attached hereto (each such individual hereinafter referred to as "Seller" and collectively as "Sellers").

                                    RECITALS

Sellers desire to sell, and Buyer desires to purchase, not less than eighty percent (80%) and up to one hundred percent (100%) of the issued and outstanding shares (the "Shares") of capital stock of Print Works, Inc., a Utah corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

The parties, intending to be legally bound, agree as follows:

                                 1. DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "Acquired Companies"--the Company and its Subsidiaries, collectively.

     "Applicable Contract"--any Contract (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

     "Asking Price"--The closing Asking Price of Buyer's common stock for any day shall he the last reported sale price or, in case no such reported sale takes place on such day, the average of the asked prices for such day, in each case (1) on the principal national securities exchange on which the shares of common stock are listed or to which such shares are admitted to trading or (2) if the common stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or (3) if the common stock is not listed on NASDAQ or a comparable system as furnished by two members of NASDAQ selected from time to time in good faith by the Board of Directors of Buyer for that purpose. In the absence of all of the foregoing, or if for any other reason the current asking price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the asking market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Buyer.

     "Average Asking Price"--"Average asking price" of Buyer's common stock shall be the average of the daily closing asking prices for the six month period ending on the last full trading day on the exchange or market specified in the succeeding sentence prior to March31, 1999. The closing Asking Price of Buyer's common stock for any day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the asked prices for such day, in each case (1) on the principal national securities exchange on which the shares of common stock are listed or to which such shares are admitted to trading or (2) if the common stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ or any comparable system or (3) if the common stock is not listed on NASDAQ or a comparable system as furnished by two members of NASDAQ selected from time to time in good faith by the Board of Directors of Buyer for that purpose. In the absence of all of the foregoing, or if for any other reason the current asking price per share cannot be determined pursuant to the foregoing provisions of this paragraph, the asking market price per share shall he the fair market value thereof as determined in good faith by the Board of Directors of the Buyer.

     "Balance Sheet"--as defined in Section 3.4.

     "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been
     (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Buyer"--as defined in the first paragraph of this Agreement.

     "Closing"--as defined in Section 2.3.

     "Closing Date"--the date and time as of which the Closing actually takes place.

     "Company"--as defined in the Recitals of this Agreement.

     "Consent"--any   approval,   consent,   ratification,   waiver,   or  other
     authorization (including any Governmental Authorization).

     "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

         (a)  the sale of the Shares by Sellers to Buyer;

         (b)  the  execution,   delivery,  and  performance  of  the  Employment
              Agreements,   the  Noncompetition  Agreements,  and  the  Sellers'
              Releases;

         (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

         (d) Buyer's acquisition and ownership of the Shares.

     "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "Damages"--as defined in Section 11.2.

     "Disclosure Letter"--the disclosure letter delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

     "Employment Agreements"--as defined in Section 2.4(a)(iii).

     "Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

         (a)  any  environmental,   health,  or  safety  matters  or  conditions
              (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

         (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

         (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

         (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

     "Environmental Law"--any Legal Requirement that requires or relates to:

         (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

         (b)  preventing  or  reducing  to  acceptable  levels  the  release  of
              pollutants  or  hazardous   substances   or  materials   into  the
              Environment;

         (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

         (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

         (e)  protecting resources, species, or ecological amenities;

         (f)  reducing  to   acceptable   levels  the  risks   inherent  in  the
              transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

         (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

         (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

     "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

     "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body"--any:

         (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

         (b) federal, state, local, municipal, foreign, or other government;

         (c)  governmental  or   quasi-governmental   authority  of  any  nature
              (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

         (d)  multi-national organization or body; or

         (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

     "Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "Intellectual Property Assets" --as defined in Section 3.22.

     "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

         (a)  such individual is actually aware of such fact or other matter; or

         (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Legal  Requirement"--any   federal,  state,  local,  municipal,   foreign,
     international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Net Income"--Audited annual net income after interest and depreciation, but before taxes have been deducted.

     "Non-Management Sellers"--all Sellers except for Jeffrey Harden, Lynn Harden, Brittany Harden and Blake Harden.

     "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "Order"--any  award,  decision,   injunction,   judgment,   order,  ruling,
     subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

         (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

         (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) [and is not required to be specifically authorized by the parent company (if any) of such Person]; and

         (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "Organizational    Documents"--(a)   the   articles   or   certificate   of
     incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (C) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Related Person"--with respect to a particular individual:

         (a)  each other member of such individual's Family;

         (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

         (c)  any   Person  in  which  such   individual   or  members  of  such
              individual's Family hold (individually or in the aggregate) a Material Interest; and

         (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

         (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

         (b)  any  Person  that  holds a  Material  Interest  in such  specified
              Person;

         (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

         (d)  any  Person  in  which  such  specified  Person  holds a  Material
              Interest;

         (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

         (f)  any Related  Person of any  individual  described in clause (b) or
              (c).

     For purposes of this definition, (a) the "Family" of an individual includes
     (I) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "Release"--any  spilling,  leaking,  emitting,   discharging,   depositing,
     escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Sellers"--as defined in the first paragraph of this Agreement.

     "Sellers' Releases"--as defined in Section 2.4.

     "Shares"--as defined in the Recitals of this Agreement.

     "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                     2. SALE AND TRANSFER OF SHARES; CLOSING

2.1 SHARES

Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

2.2 PURCHASE PRICE

The purchase price (the "Purchase Price") for the Shares will be the issuance of 517,564 shares of common stock of Buyer. The common stock shall be issued to Sellers in the amounts set forth on Schedule A hereof. A portion of the Purchase Price shall be paid at the Closing (258,782 shares) and a portion (258,782 shares) shall be contingent and paid pursuant to Section 2.3. On or before July 15, 1999, if the Average Asking Price of Buyer's common stock is not equal to or greater than $5.00, Sellers shall be issued additional shares of common stock equal to the number of shares previously issued to them pursuant to this Section
2.2 multiplied by 5 and divided by the Average Asking Price less the shares previously issued to such Seller pursuant to this Section 2.2.

2.3 CONTINGENT CONSIDERATION

In addition to the shares of stock issued to Sellers at Closing, Sellers shall have the right for a three year period to receive additional shares of common stock of Buyer based upon the Net Income of the Company for each of the three Fiscal Years ended March 31, 2001. Such additional shares shall be issued on or before July 15 of each applicable year in accordance with the following provisions:

      (a)If the Net Income of the Company for the fiscal year ended March 31, 1999 is $179,400 or greater, Sellers shall he issued a number of Buyer's common shares equal to 86,261 multiplied by the Net Income of the Company for such period, divided by $538,200.

      (b)If the Net Income of the Company for the two year period ending March 31, 2000 is $448,500 or greater, Sellers shall he issued a number of Buyer's common shares equal to 172,521 multiplied by the Net Income of the company for such period, divided by $1,345,500, minus the number of shares issued pursuant to Section 2.3(a).

      (c)If the Net Income of the Company for the three year period ending March 31, 2001 is $806,400 or greater, Sellers shall be issued a number of Buyer's common shares equal to 258,782 multiplied by the Net Income of the Company for such period, divided by $2,419,200, minus the number of shares issued pursuant to Sections 2.3(a) and (b), provided, however, the total number of Buyer's common shares to be issued to Sellers pursuant to Section 2.3(a), (1,)and (c) (without considering any increase  as a result of  Section  2.3(d)),  shall not  exceed  258,782 shares.

      (d)The number of Buyer's common shares issued pursuant to Sections 2.3(a),
         (b) and (c) shall be increased, but not decreased by multiplying the number of shares to he issued by $5.00 and dividing by the Average Asking Price of Buyer's common stock. The total number of shares issuable to Sellers pursuant to Sections 2.3(a), (b) and (c) shall not exceed 862,607.

2.4 LENDING COMMITMENTS

Buyer and Sellers acknowledge that Buyer has loaned $445,000 to the Company as of the date of this Agreement.

These loans shall be evidenced by a Loan Agreement and Promissory Note to be signed at the Closing. Such Loan Agreement and Promissory Note shall be in the form of exhibits 5 and 6 attached to this Agreement. Interest on fluids loaned to the Company shall accrue at eight percent. Interest on the loan shall be paid quarterly and all interest and principal shall be due and payable on or before April 30, 2001, all as provided in the Loan Agreement and Promissory Note.

2.5 CLOSING

The exchange of shares (the "Closing") provided for in this Agreement will take place at the offices of Parry Lawarence & Ward, 1270 Eagle Gate Tower, 60 East South Temple, Salt Lake City, Utah 84111, at 9:30 a.m. (local time) on June 9, 1998 or at such other time and place as the parties may agree. The parties agree that the acquisition of the Shares shall be deemed to have occurred and shall be effective as of April 1, 1998. Subject to the provisions of Section 10, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.6 CLOSING OBLIGATIONS

     At the Closing:

     (a) Sellers will deliver to Buyer:

         (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

         (ii) releases in the form of Exhibit 3 executed by Sellers (collectively, "Sellers' Releases");

         (iii) an employment agreement in the form of Exhibit 2, executed by Jeffrey Harden ("Employment Agreement");

         (iv) Subscription Agreements in the form of Exhibit 7 executed by Sellers (collectively, the "Subscription Agreements");

         (v) investment letters in the form of Exhibit 4, executed by Sellers (collectively, the "Investment Letters"); and

         (vi) a certificate executed by Sellers representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Sellers to Buyer prior to the Closing Date in accordance with Section 6.5); and

         (vii) a Loan agreement and Promissory Note in the form of Exhibits 6 and 7, executed by the Company and guaranteed by certain Sellers (the "Loan Agreement"); and

      (b)Buyer will deliver to Sellers:

         (i) certificates for common stock in Buyer totalling 258,782 shares of common stock; and

         (ii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;


                  3. REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers jointly and severally represent and warrant to Buyer as follows:

3.1 ORGANIZATION AND GOOD STANDING

     (a) Part 3.1 of the Disclosure Letter contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b) Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

3.2 AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Employment Agreements, the Sellers' Releases, and the Noncompetition Agreements (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

     (b) Except as set forth in Part 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

         (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

         (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company or Sellers, or any of the assets owned or used by any Acquired Company, may be subject;

         (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

         (iv) cause Buyer or any Acquired Company to become subject to, or to become liable for the payment of, any Tax;

         (v) cause any of the assets owned by any Acquired Company to be reassessed or revalued by any taxing authority or other Governmental Body;

         (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

         (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company.

Except as set forth in Part 3.2 of the Disclosure Letter, no Seller or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     (c) Sellers are acquiring the common shares for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

3.3 CAPITALIZATION


The authorized equity securities of the Acquired Company consist of ________ shares of common stock, ______ par value per share, of which 108,182 shares are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Sellers own the number of shares set forth opposite their name on Schedule A. With the exception of the Shares (which are owned by Sellers), all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by one or more of the Acquired Companies, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Acquired Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

3.4 FINANCIAL STATEMENTS

Sellers have delivered to Buyer: (a) unaudited consolidated balance sheets of the Acquired Companies as at March 31, 1998 (the "Balance Sheet") and the related unaudited consolidated statements of income. Such financial statements and notes fairly present the financial condition and the results of operations as at the respective dates of and for the periods referred to in such financial statements, subject, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet); the financial statements referred to in this
Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

3.5 BOOKS AND RECORDS

The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

3.6 TITLE TO PROPERTIES; ENCUMBRANCES

Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by any Acquired Company. Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Acquired
Companies or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Part 3.6 of the Disclosure Letter. All material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (C) liens for current taxes not yet due, and (d) with respect to real property, (I) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of any Acquired Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Acquired Companies lie wholly within the boundaries of the real property owned by the Acquired Companies and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

3.7 CONDITION AND SUFFICIENCY OF ASSETS

The buildings, plants, structures, and equipment of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

3.8 ACCOUNTS RECEIVABLE

All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Balance Sheet, which list sets forth the aging of such Accounts Receivable.

3.9  INVENTORY

All inventory of the Acquired Companies, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary
Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or on the accounting records of the Acquired
Companies as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

3.10 NO UNDISCLOSED LIABILITIES

Except as set forth in Part 3.10 of the Disclosure Letter, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.11 TAXES

         (a) The Acquired Companies have filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or any Acquired Company, except such Taxes, if any, as are listed in Part 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

         (b) Except as described in Part 3.11 of the Disclosure Letter, no Seller or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

         (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for Taxes. There exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet or in Part 3.11 of the Disclosure Letter.

         (d) All Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement.

3.12 NO MATERIAL ADVERSE CHANGE

     Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.13 EMPLOYEE BENEFITS

     (a) As used in this Section 3.13, the following terms have the meanings set forth below.

     "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by an Acquired Company or an ERISA Affiliate of an Acquired Company.

     "Company Plan" means all Plans of which an Acquired Company or an ERISA Affiliate of an Acquired Company is or was a Plan Sponsor, or to which an Acquired Company or an ERISA Affiliate of an Acquired Company otherwise contributes or has contributed, or in which an Acquired Company or an ERISA Affiliate of an Acquired Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

     "Company VEBA" means a VEBA whose members include employees of any Acquired Company or any ERISA Affiliate of an Acquired Company.

     "ERISA Affiliate" means, with respect to an Acquired Company, any other person that, together with the Company, would be treated as a single employer under IRC ss. 414.

     "Multi-Employer Plan" has the meaning given in ERISA ss. 3(37)(A).

     "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss. 132.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Pension Plan" has the meaning given in ERISA ss. 3(2)(A).

     "Plan" has the meaning given in ERISA ss. 3(3).

     "Plan Sponsor" has the meaning given in ERISA ss. 3(16)(B).

     "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC ss. 401(a).

     "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. ss. 1301 et seq., other than Multi-Employer Plans.

     "VEBA" means a voluntary employees' beneficiary association under IRC ss. 501(c)(9).

     "Welfare Plan" has the meaning given in ERISA ss. 3(1).

     (b) Part 3.13 of the Disclosure Letter contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.

3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

     (a) Except as set forth in Part 3.14 of the Disclosure Letter:

         (i) each Acquired Company is, and at all times since December 31, 1996 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

         (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

         (iii) no Acquired Company has received, at any time since December 31, 1996, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Part 3.14 of the Disclosure Letter contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in Part 3.14 of the Disclosure Letter:

         (i) each Acquired Company is, and at all times since December 31, 1996 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.14 of the Disclosure Letter;

         (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.14 of the Disclosure Letter;

         (iii) no Acquired Company has received, at any time since December 31, 1996, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

         (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Part 3.14 of the Disclosure Letter collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

3.15 LEGAL PROCEEDINGS; ORDERS

     (a) Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

         (i) that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company; or

         (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Sellers and the Acquired Companies, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part
3.15 of the Disclosure Letter. The Proceedings listed in Part 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

     (b) Except as set forth in Part 3.15 of the Disclosure Letter:


         (i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject;

         (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

         (iii) to the Knowledge of Sellers and the Acquired Companies, no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

     (c) Except as set forth in Part 3.15 of the Disclosure Letter:

         (i) each Acquired Company is, and at all times since December 31, 1996 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

         (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is subject; and

         (iii) no Acquired Company has received, at any time since December 31, 1996, any notice or other communication (whether oral or written) from any Governmental Body or any other Person
                  regarding  any  actual,   alleged,   possible,   or  potential
                  violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, is or has been subject.

3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

Except as set forth in Part 3.16 of the Disclosure Letter, since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

     (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the Organizational Documents of any Acquired Company;

     (c) payment or increase by any Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

     (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

     (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $10,000;

     (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

     (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $10,000;

     (i) material change in the accounting methods used by any Acquired Company; or

     (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

3.17 CONTRACTS; NO DEFAULTS

     (a) Part 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Sellers have delivered to Buyer true and complete copies, of:

         (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $10,000;

         (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $10,000;

         (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $10,000;

         (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

         (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

         (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

         (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

         (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

         (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

         (x) each power of attorney that is currently effective and outstanding;

         (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

         (xii) each Applicable Contract for capital expenditures in excess of $10,000;

         (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

         (iv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Part 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Acquired Companies under the Contracts, and the Acquired Companies' office where details relating to the Contracts are located.

     (b) Except as set forth in Part 3.17(b) of the Disclosure Letter:

         (i) no Seller (and no Related Person of either Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Company; and

         (ii) to the Knowledge of Sellers and the Acquired Companies, no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

     (c) Except as set forth in Part 3.17(C) of the Disclosure Letter, each Contract identified or required to be identified in Part 3.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

     (d) Except as set forth in Part 3.17(d) of the Disclosure Letter:

         (i) each Acquired Company is, and at all times since December 31, 1996 has been, in full compliance with all applicable terms and requirements of each Contract under which such Acquired

                  Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

         (ii) each other Person that has or had any obligation or liability under any Contract under which an Acquired Company has or had any rights is, and at all times since December 31, 1996 has been, in full compliance with all applicable terms and requirements of such Contract;

         (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

         (iv) no Acquired Company has given to or received from any other Person, at any time since December 31, 1996, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

     (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person and, to the Knowledge of Sellers and the Acquired Companies, no such Person has made written demand for such renegotiation.

     (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.18 INSURANCE

     (a) Sellers have delivered to Buyer:

         (i) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is or has been covered at any time within the three years preceding the date of this Agreement;

         (ii) true and complete copies of all pending applications for policies of insurance; and

         (iii) any statement by the auditor of any Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b) Except as set forth on Part 3.18(b) of the Disclosure Letter:

         (i) All policies to which any Acquired Company is a party or that provide coverage to either Seller, any Acquired Company, or any director or officer of an Acquired Company:

                  (A)      are valid, outstanding, and enforceable;

                  (B) are issued by an insurer that is financially sound and reputable;

                  (C) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Companies for all risks normally insured against by a Person carrying on the same business or businesses as the Acquired Companies;

                  (D)      are  sufficient   for   compliance   with  all  Legal
                           Requirements and Contracts to which any Acquired Company is a party or by which any of them is bound;

                  (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

                  (F)      do  not   provide  for  any   retrospective   premium
                           adjustment or other experienced-based liability on the part of any Acquired Company.

         (ii) No Seller or Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

         (iii) The Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

         (iv) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

3.19 ENVIRONMENTAL MATTERS

Except as set forth in part 3.19 of the disclosure letter:

     (a) Each Acquired Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Seller or Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (I) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the Knowledge of Sellers and the Acquired Companies, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest.

     (c) No Seller or Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) No Seller or Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Knowledge of Sellers and the Acquired Companies, with respect to any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

     (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Seller, Acquired Company, any other Person for whose conduct they are or may be held responsible, or to the Knowledge of Sellers and the Acquired Companies, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest except in full compliance with all applicable Environmental Laws.

     (f) There has been no Release or, to the Knowledge of Sellers and the Acquired Companies, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or any Acquired Company has or had an interest, or to the Knowledge of Sellers and the Acquired Companies any geologically or hydrologically adjoining property, whether by Sellers, any Acquired Company, or any other Person.

     (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.20 EMPLOYEES

     (a) Part 3.20 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1997; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

     (b) No employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (I) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee or director. To Sellers' Knowledge, no director, officer, or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

     (c) Part 3.20 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.21 LABOR RELATIONS; COMPLIANCE

Since December 31, 1997, no Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since December 31, 1997, there has not been, there is not presently pending or existing, and to Sellers'
Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. To Sellers' Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22 INTELLECTUAL PROPERTY

     (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:

         (i) the name "Pacific Print", all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

         (ii)     all  patents,   patent   applications,   and   inventions  and
                  discoveries that may be patentable (collectively, "Patents");

         (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

         (iv)     all  rights in  mask  works  (collectively,  "Rights  in  Mask
                  Works"); and

         (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Acquired Company as licensee or licensor.

     (b) Agreements--Part 3.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of all Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which an Acquired Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

     (c) Know-How Necessary for the Business

         (i) The Intellectual Property Assets are all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted or as reflected in the business plan given to Buyer. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

         (ii) Except as set forth in Part 3.22(c) of the Disclosure Letter, all former and current employees of each Acquired Company have executed written Contracts with one or more of the Acquired Companies that assign to one or more of the Acquired Companies all rights to any inventions, improvements, discoveries, or information relating to the business of any Acquired Company. No employee of any Acquired Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of the Acquired Companies.

     (d) Patents

         (i) Part 3.22(d) of the Disclosure Letter contains a complete and accurate list and summary description of all Patents. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

         (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

         (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Sellers' Knowledge, there is no potentially interfering patent or patent application of any third party.

         (iv) No Patent is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by any Acquired Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

         (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

     (e) Trademarks

         (i) Part 3.22(e) of Disclosure Letter contains a complete and accurate list and summary description of all Marks. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

         (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

         (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is Threatened with the respect to any of the Marks.

         (iv) To Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

         (v) No Mark is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

         (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

     (f) Copyrights

         (i) Part 3.22(f) of the Disclosure Letter contains a complete and accurate list and summary description of all Copyrights. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

         (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

         (iii) No Copyright is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

         (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

     (g) Trade Secrets

         (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

         (ii) Sellers and the Acquired Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

         (iii) One or more of the Acquired Companies has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Acquired Companies) or to the detriment of the Acquired Companies. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.


3.23 CERTAIN PAYMENTS

Since December 31, 1996, no Acquired Company or director, officer, agent, or employee of any Acquired Company, or to Sellers' Knowledge any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (I) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

3.24 DISCLOSURE

     (a) No representation or warranty of Sellers in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) No notice given pursuant to Section 6.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     (c) There is no fact known to either Seller that has specific application to either Seller or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as Sellers can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

3.25 RELATIONSHIPS WITH RELATED PERSONS

No Seller or any Related Person of Sellers or of any Acquired Company has, or since [the first day of the next to last completed fiscal year of the Acquired Companies] has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Seller or any Related Person of Sellers or of any Acquired Company is, or since the first day of the next to last completed fiscal year of the Acquired Companies has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has
(I) had business dealings or a material financial interest in any transaction with any Acquired Company, or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.25 of the Disclosure Letter, no Seller or any Related Person of Sellers or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

3.26 BROKERS OR FINDERS

Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

      4.   REPRESENTATIONS AND WARRANTIES OF NON-MANAGEMENT SELLERS

      Non-Management Sellers, represent and warrant to Buyer as follows:

4.1 AUTHORITY: NO CONFLICT

      (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Subscription Agreement, Investment Letter, and the Sellers' Releases (collectively, the Non-Management Sellers' Closing Documents"), the Non-Management Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Non-Management Sellers' Closing Documents and to perform their obligations under this Agreement and the Non-Management Sellers' Closing Documents.

      (b) Sellers are acquiring the common shares for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.2 OWNERSHIP OF SHARES

Each Seller is and will be on the Closing Date the record and beneficial owner and holder of the Shares to be exchanged by him, free and clear of all Encumbrances. Each Seller owns the number of shares set opposite his name on Schedule A. No legend or other reference to any purported Encumbrance appears upon Seller's certificate representing the Shares.

4.3   DISCLOSURE

      (a) To the knowledge of Seller, no representation or warranty of Sellers in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

      (b) To the knowledge of Seller, no notice given pursuant to Section 6.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

      (c) To the knowledge of Seller, there is no fact known to any Seller that has specific application to any Seller or any Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Letter.

4.4 BROKERS OR FINDERS

     Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this agreement.

                   5. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows:

5.1  ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah.

5.2  AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Purchase Price, and the Employment Agreements, (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

     (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

         (i)      any provision of Buyer's Organizational Documents;

         (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

         (iii)    any Legal  Requirement or Order to which Buyer may be subject;
                  or

         (iv) any Contract to which Buyer is a party or by which Buyer may be bound. Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

5.3 INVESTMENT INTENT

Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

5.4 CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

5.5 SEC FILINGS

Buyer has furnished Sellers with copies of Form 10-K and Forms 10-Q for all period since March 31, 1997. All such documents do not contain any untrue statements nor do they omit to state any statement necessary to make the statements made not misleading. All such documents comply with all applicable rules and regulations of the United States Securities and Exchange Commission.

5.6 BROKERS OR FINDERS

Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

                  6. COVENANTS OF SELLERS PRIOR TO CLOSING DATE

6.1 ACCESS AND INVESTIGATION

Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

6.2 OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES

Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to:

     (a) conduct the business of such Acquired Company only in the Ordinary Course of Business;

     (b) use their Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

     (c) confer with Buyer concerning operational matters of a material nature; and

     (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of such Acquired Company.

6.3 NEGATIVE COVENANT

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause each Acquired Company not to, without the prior written consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.16 is likely to occur.

6.4 REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Sellers will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2 (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR
Act).

6.5 NOTIFICATION

Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this
Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

6.6 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to an Acquired Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing.

6.7 NO NEGOTIATION

Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company.

6.8 BEST EFFORTS

Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 8 and 9 to be satisfied.

                   7. COVENANTS OF BUYER PRIOR TO CLOSING DATE

7.1 APPROVALS OF GOVERNMENTAL BODIES

As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in Part 3.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

7.2 BEST EFFORTS

Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 8 and 9 to be satisfied.

             8. CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

8.1 ACCURACY OF REPRESENTATIONS

     (a) All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

     (b) Each of Sellers' representations and warranties in Sections 3.3, 3.4, 3.12, 3.24, 4.1, and 4.2 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

8.2 SELLERS' PERFORMANCE

     (a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

     (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Sections 6.4 and 6.8 must have been performed and complied with in all respects.

8.3 CONSENTS

     Each of the Consents identified in subpart b of Part 3.2 of the Disclosure Letter, and each Consent identified in Schedule 5.2, must have been obtained and must be in full force and effect.

8.4 ADDITIONAL DOCUMENTS

Each of the following documents must have been delivered to Buyer:

     (a) such documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties,
     (ii) evidencing the performance by any Seller of, or the compliance by any Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

8.5  NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

8.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

8.7 NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

             9. CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

9.1 ACCURACY OF REPRESENTATIONS

All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

9.2 BUYER'S PERFORMANCE

     (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

     (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4.

9.3 CONSENTS

Each of the Consents identified in Subpart b of Part 3.2 of the Disclosure Letter must have been obtained and must be in full force and effect.

9.4 ADDITIONAL DOCUMENTS

Buyer must have caused the following documents to be delivered to Sellers:

     (a) such documents as Sellers may reasonably request for the purpose of (I) evidencing the accuracy of any representation or warranty of Buyer,
         (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

9.5 NO INJUNCTION

There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9.6 TAX FREE EXCHANGE

     The exchange of Shares pursuant to this Agreement is subject to Sellers owning not less than eighty percent (80)%) of the Shares of the Company exchanging their Shares pursuant to this Agreement.

                                 10. TERMINATION

10.1 TERMINATION EVENTS

This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

     (b) (i) by Buyer if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 9 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

     (c) by mutual consent of Buyer and Sellers; or

     (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before June 30, 1998, or such later date as the parties may agree upon.

9.2 EFFECT OF TERMINATION

Each party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
12.1 and 12.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                          11. INDEMNIFICATION; REMEDIES

11.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificate delivered pursuant to Section 2.4(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

11.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

Sellers,  jointly and  severally,  will indemnify and hold harmless  Buyer,  the
Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

     (a) any Breach of any representation or warranty made by Sellers in this Agreement (without giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, the supplements to the Disclosure Letter, or any other certificate or document delivered by Sellers pursuant to this Agreement;

     (b) any Breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Letter, other than any such Breach that is disclosed in a supplement to the Disclosure Letter and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(v) as having caused the condition specified in Section 8.1 not to be satisfied;

     (c) any Breach by either Seller of any covenant or obligation of such Seller in this Agreement;

     (d) any product shipped or manufactured by, or any services provided by, any Acquired Company prior to the Closing Date;

     (e) any matter disclosed in part 3.15 or 3.19 of the Disclosure Letter; or

     (f) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or any Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 11.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

11.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement,
(b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (C) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

11.4 TIME LIMITATIONS

If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11, 3.13, and 3.19, unless on or before March 31, 1999 Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Section 3.3, 3.11, 3.13, or 3.19, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before December 31, 1997 Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

11.5 LIMITATIONS ON AMOUNT--SELLERS

Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a), clause (b) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (c) of
Section 10.2 until the total of all Damages with respect to such matters exceeds $50,000, and then only for the amount by which such Damages exceed $50,000. Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in clause (d) of Section 10.2 until the total of all Damages with respect to such matters exceeds $50,000, and then only for the amount by which such Damages exceed $50,000. However, this Section 11.6 will not apply to any Breach of any of Sellers' representations and warranties of which either Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by either Seller of any covenant or obligation, and Sellers will be jointly and severally liable for all Damages with respect to such Breaches.

11.6 LIMITATIONS ON AMOUNT--BUYER

Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 11.4 until the total of all Damages with respect to such matters exceeds $50,000, and then only for the amount by which such Damages exceed $50,000. However, this Section 11.7 will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

11.7 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

     (a) Promptly after receipt by an indemnified party under Section 11.2 or 11.4, of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

     (b) If any Proceeding referred to in Section 11.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (I) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
         Section 11 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (I) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

11.8 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                             12. GENERAL PROVISIONS

12.1 EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

12.2 PUBLIC ANNOUNCEMENTS

     Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

12.3 CONFIDENTIALITY

Between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

12.4 NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Sellers:                      c/o Mr. Jeffrey Harden
         Attention:           2035 N.E. 181st
                              Gresham, Oregon  97230
         Facsimile #:         (503) 665-1914

Buyer:                         American Resources And Development Corporation
         Attention:            Karl Badger
                               102 West 500 South, Suite 318
                               Salt Lake City, Utah 84101
         Facsimile #:          (801) 363-8487

12.5 JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Utah, County of Salt Lake, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of Utah, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

12.6 FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

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

12.7 WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(C) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.8 ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated December 26, 1997) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

12.9 DISCLOSURE LETTER

     (a) The disclosures in the Disclosure Letter, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

     (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

12.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which consent will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred

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to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

12.11 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.12 SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

12.13 TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.14 GOVERNING LAW

This Agreement will be governed by the laws of the State of Utah without regard to conflicts of laws principles.

12.15 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyer:  American Resources and Development Corporation



By:    /s/ Karl Badger
       ------------------------
       (Karl Badger, President)



Sellers:

/s/ Jeffrey Harden
----------------
Jeffrey Harden
                                /s/ Lynn Harden              /s/ Brittany Harden
/s/ Blake Harden                ---------------              ------------------
------------------              Lynn Harden                  Brittany Harden
Blake Harden

/s/ Patrick Estrada
------------------
Patrick Estrada
                                /s/Thomas Lundberg           /s/Ronald Thomley
/s/ Lynn Braun                  ----------------             ------------------
------------------              Thomas Lundberg              Ronald Thomley
Lynn Braun
                                /s/Cleon Braun              /s/Allan Braun
/s/ Robert Pieters              ----------------             ------------------
------------------              Cleon Braun                  Allan Braun
Robert Pieters
                                /s/Scott Newrones            /s/Pamela Newrones
                                ----------------             ------------------
                                Scott Newrones               Pamela Newrones

/s/ Pamela Carey
------------------
Pamela Carey
                                /s/ Cameron Smith
/s/ Elizabeth Dorr              ----------------
------------------              Cameron Smith
Elizabeth Dorr
                                /s/Gary LaPointe             /s/Sandra Lutz
/s/ Don Cox                     -----------------            -----------------
-----------------               Gary LaPointe                Sandra Lutz
Don Cox

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